FOR IMMEDIATE RELEASE

Contact:

Trinity Learning Corporation
Douglas Cole, CEO, (925) 284-8025
1831 Second Street
Berkeley, California, 94710
Stock Symbol (OTC: TTYL)

Ronald S. Posner Joins Trinity Learning Corporation
Board of Directors

Berkeley, CA, May 11, 2005 – Trinity Learning Corporation (OTC: TTYL) announced today that Ronald S. Posner has joined its Board of Directors. Mr. Posner has been a leader in the consolidation of the high technology, internet and software industries for more than 30 years. He has a proven track record as CEO, investor and board member for improving market values and liquidity results for public and private companies.

He started his career at The Coca-Cola Company and Xerox Data Systems in sales and marketing roles. He then led two successful companies in the computer services business in the 1970s: National Training Systems, which he co-founded and sold to Safeguard Scientifics (SFE), and Tratec, which was taken public and then sold to McGraw Hill.

Mr. Posner then led consolidations and turnarounds in the PC software industry from the early 1980s to the mid-1990s as CEO of Peter Norton Computing, which he merged with Symantec (SYMC); as CEO of WordStar, which he merged with The Learning Company to create over $3B in market value after 20 consumer software acquisitions; and at Ansa Software (CEO role) and Ashton-Tate (Exec VP role), both of which were merged into Borland (BORL). He was an investor and board director of CyberMedia, which was sold to Network Associates (NET), and SmallWorld in the UK, which was sold to GE.

Beginning in the mid-1990s, Mr. Posner participated in the growth and consolidation of the internet industry as a start-up investor/board member in such companies as Match.com, now part of InterActiveCorp (IACI); Spinner.com, now part of AOL; NetAngels/Firefly, now part of Microsoft; and Click2learn that was merged with Docent to form Sum Total Systems (SUMT), among others.

Since 2000, his investment group, PS Capital, focused on the telecom/wireless industry, and invested in the turnarounds at Novatel Wireless (NVTL) and Comdial (CMDZ), and funded Popular Telephony, a VOIP company. Recently, he helped form the Private Equity Management Group (PEMG), along with GA Capital and Hamilton Lane, which is consolidating VC/Private Equity Funds in Europe, Asia and the U.S., where their first purchase was Viventures in France. Mr. Posner also serves on the boards of eChinaCash, Puresight, and is an investor in several venture capital funds. He received his MBA from Harvard Business School and a BS Math degree from Rensselaer.

Mr. Posner replaces Martin Steynberg, who resigned this week from the Trinity Learning board of directors to pursue other business opportunities.

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TrinityLearning_RonPosner
May 11, 2005

About Trinity Learning Corporation

Trinity Learning Corporation, a publicly held Utah corporation (OTCBB: TTYL), is a global learning company specializing in technology-enabled workplace learning and certification services for major customers in multiple global industries. Trinity Learning is achieving market presence in geographic markets worldwide by acquiring and integrating companies providing innovative workplace learning solutions in targeted regions and industry segments. Trinity Learning intends to increase market penetration and the breadth and depth of its products and services through additional acquisitions, licensing, strategic alliances, internal business development, and the expansion of sales offices around the world.

FORWARD LOOKING STATEMENTS – DISCLAIMER — RISKS

This press release contains forward-looking statements, including statements about the expected growth and development of Trinity Learning’s business. Statements herein which are not statements of historical fact are forward- looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB and Form 10-QSB.

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